Exhibit 4.3

TELECOM ITALIA CAPITAL,

SOCIÉTÉ ANONYME

As Issuer

AND

TELECOM ITALIA S.p.A.

As Guarantor

TO

JPMORGAN CHASE BANK, N.A.

As Trustee

SECOND SUPPLEMENTAL INDENTURE

Dated as of September 28, 2005

TO THE INDENTURE AMONG TELECOM ITALIA CAPITAL, AS ISSUER,

TELECOM ITALIA S.p.A., AS GUARANTOR, AND JPMORGAN CHASE

BANK, N.A., AS TRUSTEE, DATED AS OF OCTOBER 6, 2004.

i

TELECOM ITALIA CAPITAL, AS ISSUER

SECOND SUPPLEMENTAL INDENTURE

THIS SECOND SUPPLEMENTAL INDENTURE, dated as of September 28, 2005, is entered into among TELECOM ITALIA CAPITAL, SOCIÉTÉ ANONYME, a company with limited liability incorporated under the laws of the Grand-Duchy of Luxembourg in the form of a société anonyme (the “Issuer”), having its principal office at 287-289 Route d’Arlon, L-1150 Luxembourg, registered with the Register of Commerce and Companies (Registre de Commerce et des sociétés) in Luxembourg under number B-77.970, TELECOM ITALIA S.p.A., a joint stock company established under the laws of the Republic of Italy (the “Guarantor”), having its registered office at Piazza degli Affari 2, 20123 Milan, Italy, and JPMorgan Chase Bank, N.A., a national banking association organized under the laws of the United States of America (as successor to JPMorgan Chase Bank), as Trustee hereunder (the “Trustee”).

RECITALS

WHEREAS, the Issuer, the Guarantor and the Trustee entered into an Indenture dated as of October 6, 2004 (the “Base Indenture” and, as supplemented hereby, the “Indenture”) to provide for the issuance from time to time of guaranteed senior unsecured debt securities by the Issuer.

WHEREAS, Article 9 of the Base Indenture provides that the Issuer, when authorized by or pursuant to a Board Resolution, the Guarantor, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental to the Indenture to establish the form and terms of securities of any series.

WHEREAS, the Issuer desires to issue, and the Guarantor desires to guarantee, a series of 4.875% Guaranteed Senior Notes due 2010, initially in the aggregate principal amount of $700,000,000 (the “2010 Notes”), a series of 5.25% Guaranteed Senior Notes due 2015, initially in the aggregate principal amount of $1,400,000,000 (the “2015 Notes” and, together with the 2010 Notes, the “Fixed Rate Notes”) and a series of Guaranteed Senior Floating Rate Notes due 2011 (the “Floating Rate Notes” and, together with the Fixed Rate Notes, the “Notes” and each a “Note”), and has duly authorized the creation and issuance of such Notes and the execution and delivery of this Second Supplemental Indenture to modify the Base Indenture and provide certain additional provisions as hereinafter described.

WHEREAS, the Issuer and the Guarantor deem it advisable to enter into this Second Supplemental Indenture for the purpose of establishing the terms of the Notes and providing for the rights, obligations and duties of the Trustee with respect to such Notes.

WHEREAS, the 2010 Notes, the 2015 Notes and the Floating Rate Notes shall be treated as a separate series of debt securities in accordance with the terms of the Base Indenture and for all purposes under the Indenture.

WHEREAS, all conditions and requirements of the Indenture necessary to make this Second Supplemental Indenture a valid, binding and legal instrument in accordance with its terms have been performed and fulfilled by the parties hereto.

NOW, THEREFORE, THIS SECOND SUPPLEMENTAL INDENTURE WITNESSETH, that for and in consideration of the premises and the purchase of the Notes by the Holders thereof, it is mutually agreed, for the equal and proportionate benefit of all Holders, as follows:

ARTICLE 1

THE NOTES

Section 1.01. DESIGNATION OF THE NOTES: ESTABLISHMENT OF FORM

(a) There shall be a series of guaranteed debt securities designated “$700,000,000 4.875% Guaranteed Senior Notes Due 2010”, a series of guaranteed debt securities designated “$1,400,000,000 5.25% Guaranteed Senior Notes Due 2015”, and a series of guaranteed debt securities designated “$400,000,000 Guaranteed Senior Floating Rate Notes Due 2011”.

(b) The Fixed Rates Note shall be represented by Global Securities substantially in the forms as set forth in Annexes A and B hereto and shall bear the legends included in Annex A hereto in lieu of the legends set forth in Section 205 of the Base Indenture. The Floating Rate Notes shall be represented by Global Securities substantially in the forms as set forth in Annexes C and D hereto and shall bear the legends included in Annex C hereto in lieu of the legends set forth in Section 205 of the Base Indenture. Annexes A, B, C and D are incorporated into and shall be deemed a part of this Second Supplemental Indenture, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by the Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officer of the Issuer executing such Notes, as evidenced by the execution of the Notes.

(c) The Notes shall be direct, senior, unsecured and unsubordinated obligations of the Issuer and shall rank pari passu, without any preference or priority of payment, between themselves and equally with all other senior, unsecured, unsubordinated obligations of the Issuer, from time to time outstanding. The 2010 Notes shall mature, unless previously redeemed or repurchased and cancelled, on October 1, 2010. The 2015 Notes shall mature, unless previously redeemed or repurchased and cancelled, on October 1, 2015. The Floating Rate Notes shall mature, unless previously redeemed or repurchased and cancelled, on February 1, 2011.

(d) The Notes shall be issued only in registered form. The Notes shall be issued in minimum denominations of $2,000 and integral multiples of $1,000.

(e) The Notes shall be issued as registered Securities in book-entry global form and shall not be exchangeable for definitive securities except as provided in Section 306 of the Base Indenture. The Notes shall not be exchangeable at any time for bearer securities. The Notes will be issued as global notes registered in the name of DTC or its nominee. Book-entry interests in a global note may be held through organizations that participate, directly or indirectly, in DTC, Clearstream and Euroclear, as applicable. Book-entry interests in the Notes and all transfers relating to the Notes will be reflected in the book-entry records of DTC.

(f) Each Note shall be duly executed by an authorized officer of the Issuer and authenticated by the Trustee, as the Authenticating Agent. Each Note shall include a Guarantee endorsed thereon. The aggregate principal amount of the Notes for each series of the Notes may from time to time be increased or decreased by adjustments made by the trustee to reflect exchanges, conversions, repurchases and redemptions, as applicable.

(g) The Issuer initially appoints JPMorgan Chase Bank, N.A. to act as its principal paying agent and registrar and transfer agent in New York and BNP Paribas Luxembourg to act as its Luxembourg paying agent, pursuant to Section 1002 of the Base Indenture.

(h) The Issuer initially appoints JPMorgan Chase Bank, N.A. (the “Calculation Agent”) to act as its calculation agent with respect to the Floating Rate Notes pursuant to a Calculation Agency Agreement, dated as of the date hereof, between the Issuer, the Guarantor and the Calculation Agent.

Section 1.02. AMOUNT

(a) The Trustee is authorized, upon receipt of Notes executed by an authorized officer of the Issuer for the purposes of the original issuance of the Notes, to authenticate, for the 2010 Notes, Notes in an aggregate principal amount initially not in excess of $700,000,000, for the 2015 Notes, Notes in an aggregate principal amount initially not in excess of $1,400,000,000, and for the Floating Rate Notes, Notes in an aggregate principal amount initially not in excess of $400,000,000 without any further action by the Issuer and to deliver the Global Securities in accordance with the written order of the Issuer.

(b) There is no limit on the amount of 2010 Notes, 2015 Notes and/or Floating Rate Notes, which may be issued in accordance with this Second Supplemental Indenture and which shall be treated as part of such series of Notes. Subject to the limitations set forth in the next sentence, the Issuer may, without the consent of any Holder, reopen any series of Notes and issue additional 2010 Notes, 2015 Notes or Floating Rate Notes, of like tenor (a “Further Issue”). Any Further Issue that utilizes the same ISIN, Common Code or “CUSIP” number as a Note already issued hereunder shall be effected only in a manner and under circumstances whereby the Further Issue is treated as a “qualified reopening” (within the meaning of U.S. Treasury Regulation Section 1.1275-2(k)(3), or any successor provision, all as in effect at the time of the Further Issue) of the issue of Notes having the shared ISIN, Common Code or “CUSIP” number, as the case may be. Any Further Issue shall initially be represented by a Global Security, in substantially the same form as set forth in Annexes A, B, C or D hereto, as the case may be. Any Further Issue shall be considered to be part of the relevant series of Notes, shall be fungible therewith shall rank equally and ratably therewith.

(c) The Issuer may not issue new Notes to replace securities that it has paid or delivered to the Trustee for cancellation.

Section 1.03. INTEREST

(a) Interest Rates.

(i) The 2010 Notes will bear interest from the Issue Date to Maturity at a fixed rate per annum equal to 4.875%.

(ii) The 2015 Notes will bear interest from the Issue Date to Maturity at a fixed rate per annum equal to 5.25%.

(iii) The Floating Rate Notes will bear interest from the Issue Date to Maturity at a floating rate to be reset quarterly on the first day of each Floating Rate Notes Interest Period (as defined below) and will be equal to LIBOR (as defined below) plus 0.48%, as determined by the Calculation Agent. The amount of interest on each Floating Rate Note for each day the Floating Rate Notes are outstanding (the “Daily Interest Amount”), will be calculated by dividing the interest rate in effect for that day by 360 and multiplying the result by the principal amount of such Floating Rate Note. The amount of interest to be paid on the Floating Rate Notes for each Floating Rate Notes Interest Period will be calculated by adding the Daily Interest Amounts for each day in the Floating Rate Notes Interest Period. All percentages resulting from any of the above calculations will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upwards (e.g., 9.876545% (or 0.09876545) being rounded to 9.87655% (or 0.0987665)) and all dollar amounts used in or resulting from such calculations will be rounded to the nearest cent (with one-half cent being rounded upwards). The interest rate on the Floating Rate Notes will in no event be higher than the maximum rate permitted by New York law as the same may be modified by United States law of general application.

(b) Interest Payments.

(i) Interest on the 2010 Notes will be payable semi-annually in arrears on April 1 and October 1 of each year (each, a “2010 Notes Interest Payment Date”) commencing on April 1, 2006, to the persons in whose names the notes are registered at the close of business on the applicable preceding March 15 and September 15.

(ii) Interest on the 2015 Notes will be payable semi-annually in arrears on April 1 and October 1 of each year (each, a “2015 Notes Interest Payment Date” and, together with each 2010 Notes Interest Payment Date, a “Fixed Rate Notes Interest Payment Date”) commencing on April 1, 2006, to the persons in whose names the notes are registered at the close of business on the applicable preceding March 15 and September 15.

(iii) Interest on the Floating Rates Notes will be payable quarterly in arrears on February 1, May 1, August 1 and November 1 of each year (each, a “Floating Rate Notes Interest Payment Date” and, together with each Fixed Rate Notes Interest Payment Date an “Interest Payment Date”) with respect to the Floating Rate Notes Interest Period ending on and including the day prior to each Floating Rate Notes Interest Payment Date, commencing on November 1, 2005, to the persons in whose names the notes are registered at the close of business on the 15th calendar day preceding each Floating Rate Notes Payment Date.

(iv) The dates in this Section 1.03(b) with which reference is made to determine the Persons entitled to receive interest on the Notes of a series are collectively referred to as “Regular Record Dates”.

(v) If any Fixed Rate Notes Interest Payment Date, the Stated Maturity date or any earlier redemption or repayment date with respect to the applicable series of Fixed Rate Notes falls on a day which is not a Fixed Rate Notes Business Day, the related payment of principal, and any premium, and any accrued interest shall be postponed to the next succeeding Fixed Rate Notes Business Day; provided that interest on such payment shall not accrue during the period from and after such Fixed Rate Notes Interest Payment Date, Stated Maturity date, redemption or repayment date, as the case may be.

(vi) If any Floating Rate Notes Interest Payment Date, other than a Floating Rate Notes Interest Payment Date at maturity, would otherwise fall on a day which is not a Floating Rate Notes Business Day, it shall be postponed to the next day which is a Floating Rate Notes Business Day, except that, if that Floating Rate Notes Business Day falls in the next calendar month, then the Floating Rate Notes Interest Payment Date will be advanced to the immediately preceding Floating Rate Notes Business Day. If the maturity of the Floating Rate Notes falls on a day that is not a Floating Rate Notes Business Day, the required payment of principal, premium, if any, and interest shall be postponed to the next Floating Rate Notes Business Day, and no interest on such payment will accrue for the period from and after the maturity.

Section 1.04. REDEMPTION

(a) There shall be no sinking fund for the retirement of the Notes.

(b) Except as provided for in Section 1108 of the Base Indenture, neither the Issuer, the Guarantor nor the Holders shall be entitled to call any series of the Notes, except as provided below.

(i) At the option of the Issuer and without the consent of the Holders of the Fixed Rate Notes or the Trustee, the 2010 Notes and the 2015 Notes may be redeemed, in whole or in part, at any time on and after April 1, 2007, upon giving not less than 30 nor more than 60 days’ notice to the Holders of the Notes at a redemption price equal to the greater of (x) 100% of their aggregate principal amount plus accrued but unpaid interest to (but excluding) the date fixed for such redemption or (y) the Fixed Rate Notes Make-Whole Amount. Any such redemption shall be made in accordance with Article 11 of the Base Indenture.

(ii) At the option of the Issuer and without the consent of the Holders of the Floating Rate Notes or the Trustee, the Floating Rate Notes may be redeemed, in whole or in part, at any time on and after April 1, 2007, upon giving not less than 30 nor more than 60 days’ notice to the Holders of the Notes at a redemption price equal to the greater of (x) 100% of their aggregate principal amount plus accrued but unpaid interest to (but excluding) the date fixed for such redemption or (y) the Floating Rate Note Make-Whole Amount. Any such redemption shall be made in accordance with Article 11 of the Base Indenture.

Section 1.05. MATURITY

The Stated Maturity of the 2010 Notes is October 1, 2010. The Stated Maturity of the 2015 Notes is October 1, 2015. The Stated Maturity of the Floating Rate Notes is February 1, 2011.

Section 1.06. CURRENCY

The U.S. dollar shall be the sole currency of account and payment for all sums payable by the Issuer under or in connection with the Notes.

Section 1.07. DEFEASANCE AND DISCHARGE OF THE NOTES

Section 403 of the Base Indenture “Defeasance and Discharge of Securities of a Series” shall apply to the Notes.

Section 1.08. OTHER TERMS OF THE NOTES

Without limiting the foregoing provisions of this Article One, the terms of the Fixed Rate Notes shall be set forth in the Form of Reverse of Fixed Rate Security the terms of the Floating Rate Notes shall be set forth in the Form of Reverse of Floating Rate Security and the terms of the Guarantees relating thereto shall be set forth in the Form of Guarantee attached hereto as Annex B, Annex D and Annex E, respectively, and as provided in the Base Indenture.

ARTICLE 2

AMENDMENTS TO THE BASE INDENTURE

The amendments contained herein shall, unless otherwise specified, apply to the Notes only and not to any other series of Securities issued under the Base Indenture and any covenants provided herein are expressly being included solely for the benefit of the holders of the Notes. These amendments shall, unless otherwise specified, be effective for so long as any Note remains Outstanding.

Section 2.01. NOTICES TO HOLDERS

Article 1 of the Base Indenture shall be amended for purposes of this Second Supplemental Indenture as follows:

(a) Section 101 of the Base Indenture (“Definitions”) shall be amended by inserting, amending or restating, as the case may be, in their appropriate alphabetical position, the following definitions:

“Adjusted Treasury Rate” means, with respect to any Redemption Date:

•

the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded U.S. Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the remaining life (as defined below), yields for the two published maturities most closely corresponding to the Comparable Treasury Issue will be determined and the treasury rate will be interpolated or extrapolated from such yields on a straight-line basis, rounding to the nearest month); or

•

if such release (or any successor release) is not published during the week preceding the Redemption Date or does not contain such yields, the rate per annum equal to the semiannual equivalent yield to maturity or interpolated (on a day-count basis) of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

“Comparable Treasury Issue” means the U.S. Treasury security selected by the Quotation Agent as having an actual or interpolated maturity comparable to the remaining term of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Notes.

“Comparable Treasury Price” means, with respect to any Redemption Date, (1) the average of five reference treasury dealer quotations for such redemption date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (2) if the Quotation Agent obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

“Daily Interest Amount” shall have the meaning as set forth in Section 1.03 hereof.

“Determination Date” with respect to a Floating Rate Notes Interest Period will be the second London Banking Day preceding the first day of the Floating Rate Notes Interest Period.

“DTC” means The Depository Trust Company and its successors.

“Fixed Rate Notes Business Day” means any day other than a Saturday or Sunday or a day on which banking institutions in The City of New York, New York are generally authorized or obligated by law, regulations or executive order to close.

“Fixed Rate Note Make-Whole Amount” means the amount determined by the Quotation Agent equal to the sum of the present values of the remaining scheduled payments of principal and interest thereon (not including any portion of such payments of interest accrued and unpaid as of the Redemption Date) to Stated Maturity of the Notes (as set out in Section 1.05 hereof) discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate calculated on the third Fixed Rate Notes Business Day preceding the Redemption Date, plus

•	15 basis points in the case of the 2010 Notes, and

•	20 basis points in the case of the 2015 Notes,

plus, in each case, accrued and unpaid interest thereon to the Redemption Date.

“Floating Rate Notes Business Day” means any day other than a Saturday or Sunday or a day on which banking institutions in The City of New York, New York or London are generally authorized or obligated by law, regulations or executive order to close.

“Floating Rate Notes Interest Period” means each period commencing on and including a Floating Rate Notes Interest Payment Date and ending on and including the day immediately preceding the next Floating Rate Notes Interest Payment Date, other than with respect to the first Floating Rate Notes Interest Period which will begin on and include September 28, 2005 and will end on and include October 31, 2005.

“Floating Rate Note Make-Whole Amount” means the amount equal to the sum of the present values of the remaining scheduled payments of principal and interest (assuming that LIBOR through Maturity would remain constant as of the Redemption Date) thereon (not including any portion of such payments of interest accrued and unpaid as of the Redemption Date) to Stated Maturity of the Floating Rate Notes (as set out in Section 1.05 hereof) discounted to the Redemption Date on a bond-equivalent yield basis (using the same interest rate convention used in computing interest on the Floating Rate Notes) at a rate per annum equal to LIBOR as of the Redemption Date calculated on the second Floating Rate Notes Business Day preceding the Redemption Date, minus 28 basis points, plus accrued and unpaid interest thereon to the Redemption Date.

“Further Issue” shall have the meaning as set forth in Section 1.02 hereof.

“Indenture” shall mean the Base Indenture, dated as of October 6, 2004, as supplemented and amended by this Second Supplemental Indenture.

“Interest Payment Date” shall have the meaning as set forth in Section 1.03 hereof.

“Issue Date” shall mean the date of issue of any series of Notes including, but not limited to, Further Issues.

“LIBOR” means, with respect to a Floating Rate Notes Interest Period, the rate (expressed as a percentage per annum) for deposits in United States dollars for a three-month period beginning on the second London Banking Day after the Determination Date that appears on Telerate Page 3750 as of 11:00 a.m., London time, on the Determination Date. If Telerate Page 3750 does not include this rate or is unavailable on the Determination Date, the Calculation Agent will request the principal London office of each of four major banks in the London interbank market, as selected by the Calculation Agent, to provide that bank’s offered quotation (expressed as a percentage per annum) as of approximately 11:00 a.m., London time, on the Determination Date to prime banks in the London interbank market for deposits in a Representative Amount in United States dollars for a three-month period beginning on the second London Banking Day after the Determination Date. If at least two offered quotations are so provided, LIBOR for the Floating Rate Notes Interest Period will be the arithmetic mean of those quotations. If fewer than two quotations are so provided, the Calculation Agent will request each of three major banks in New York City, as selected by the Calculation Agent, to provide that bank’s rate (expressed as a percentage per annum), as of approximately 11:00 a.m., New

York City time, on the Determination Date for loans in a Representative Amount in United States dollars to leading European banks for a three-month period beginning on the second London Banking Day after the Determination Date. If at least two rates are so provided, LIBOR for the Floating Rate Notes Interest Period will be the arithmetic means of those rates. If fewer than two rates are so provided, then LIBOR for the Floating Rate Notes Interest Period will be LIBOR in effect with respect to the immediately preceding Floating Rate Notes Interest Period. All percentages resulting from any of the above calculations will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upwards (e.g., 9.876545% (or 0.09876545) being rounded to 9.87655% (or 0.0987665)) and all dollar amounts used in or resulting from such calculations will be rounded to the nearest cent (with one-half cent being rounded upwards).

“London Banking Day” means any day in which dealings in United States Dollars are transacted or, with respect to any future date, are expected to be transacted in the London interbank market.

“Primary Treasury Dealer” means a primary U.S. Government securities dealer in New York City.

“Quotation Agent” means either J.P. Morgan Securities Inc. or Lehman Brothers Inc. or such other agent as appointed by the Issuer or the Guarantor, or, if these firms are unwilling or unable to select the Comparable Treasury Issue, an independent investment banking institution of national standing appointed by the Issuer or the Guarantor.

“Reference Treasury Dealer” means each of J.P. Morgan Securities Inc. and Lehman Brothers, Inc., or their respective affiliates which are primary U.S. Government securities dealers, or their respective successors; provided, however, that if any of the foregoing shall cease to be a Primary Treasury Dealer, the Issuer will substitute such Reference Treasury Dealer with another Primary Treasury Dealer; and any other three Primary Treasury Dealers selected by the Quotation Agent after consultation with the Issuer or the Guarantor.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Quotation Agent, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Quotation Agent by such Reference Treasury Dealer at 3:30 p.m. (New York City time) on the third Business Day preceding such Redemption Date.

“Representative Amount” means a principal amount that is representative for a single transaction in the relevant market at the relevant time.

“Telerate Page 3750” means the display designated as “Page 3750” on Moneyline Telerate, Inc. or any successor service (or such other page as may replace Page 3750 on that service or a successor service).

Section 2.02. COVENANTS

Article 10 of the Base Indenture shall be supplemented for purposes of this Second Supplemental Indenture as follows:

In accordance with Section 1002 of the Base Indenture (“Maintenance of Office for Agency”), the Issuer hereby supplements such Section by making the following undertakings:

The Issuer will maintain in New York City, New York and in Luxembourg an office and agency where the Notes may be surrendered for payment and where such Notes may be surrendered for registration of transfer, exchange and where notices and demands to or upon the Issuer or the Guarantor in respect of the Notes and the Indenture may be served. Initially such office and agency shall be JPMorgan Chase Bank, N.A., 4 New York Plaza, 15th Floor, New York, New York 10004 and BNP Paribas, Securities Services, Luxembourg Branch, 23 Avenue de la Porte Neuve L-2083, Luxembourg. For so long as the Notes are listed on the Luxembourg Stock Exchange, the Issuer has agreed to maintain such an agency in Luxembourg. The Issuer has also agreed that for so long as any Notes remain outstanding, it will maintain a paying agent in a European Union member state that will not be obliged to withhold or deduct tax pursuant to any Directive implementing European Directive 2003/48/EC of 3 June 2003. The Issuer may, at any time, terminate the appointment of any paying agent, appoint additional paying agents, and approve any change in the office through which any paying agent acts. In the event that the Issuer should change its paying agent in Luxembourg, the Issuer shall give notice in accordance with Section 106 of the Indenture.

ARTICLE 3

MISCELLANEOUS PROVISIONS

Section 3.01. INTEGRAL PART

This Second Supplemental Indenture constitutes an integral part of the Indenture. In the event of a conflict or inconsistency between the Base Indenture and this Second Supplemental Indenture, with respect to the Notes only, this Second Supplemental Indenture shall control.

Section 3.02. GENERAL DEFINITIONS

For all purposes of this Second Supplemental Indenture:

(a) capitalized terms used herein without definition shall have the meanings specified in the Base Indenture; and

(b) the terms “herein”, “hereof”, “hereto”, “hereunder”, and other words of similar import refer to this Second Supplemental Indenture.

Section 3.03. ADOPTION RATIFICATION AND CONFIRMATION

The Base Indenture, as supplemented and amended by this Second Supplemental Indenture is in all respects hereby adopted, ratified and confirmed.

Section 3.04. COUNTERPARTS

This Second Supplemental Indenture may be executed in any number of counterparts, each of which when so executed shall be deemed an original, and all such counterparts shall together constitute but one and the same instrument.

Section 3.05. SEVERABILITY

If any provision in the Base Indenture, this Second Supplemental Indenture or the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 3.06. TRUSTEE NOT RESPONSIBLE FOR RECITALS

The recitals herein contained are made by the Issuer and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this Second Supplemental Indenture or the Notes. The Trustee shall not be accountable for the use or application by the Issuer of the Notes or the proceeds thereof.

Section 3.07. GOVERNING LAW

THIS SECOND SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. THE PROVISIONS OF ARTICLES 86 TO 94-8 OF THE LUXEMBOURG LAW ON COMMERCIAL COMPANIES OF AUGUST 10, 1915, AS AMENDED, ARE HEREBY EXCLUDED.

IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed and their respective corporate seals to be hereunto fixed and attested as of the day and year first written above.

TELECOM ITALIA CAPITAL SOCIÉTÉ ANONYME as Issuer

By:	/s/ ADRIANO TRAPLETTI
	Name:	Adriano Trapletti
	Title:	Attorney-in-Fact

TELECOM ITALIA S.p.A. as Guarantor

By:	/s/ ANDREA BALZARINI
	Name:	Andrea Balzarini
	Title:	Attorney-in-Fact

JPMORGAN CHASE BANK, N.A. as Trustee

By:	/s/ ALFIA MONASTRA
	Name:	Alfia Monastra
	Title:	Vice President

Signature Page to Second Supplemental Indenture

Annex A

Form of Face of Fixed Rate Security

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS SECURITY IS A GLOBAL REGISTERED SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

TELECOM ITALIA CAPITAL

société anonyme

subscribed corporate capital of Euro 2,336,000 represented by

100,000 shares, nominal value of Euro 23.36 per share, all fully paid,

its Articles of Incorporation were published on October 13, 2000 in the Mémorial, Journal Officiel of the Grand Duchy of Luxembourg,

Recueil des Sociétés et Associations

287-289 Route d’Arlon, L-1150 Luxembourg

R.C.S. Luxembourg B-77.970

$[PRINCIPAL AMOUNT]

$ •% GUARANTEED SENIOR NOTES

DUE •, •

Payment of Principal, Premium, if any,

and Interest Fully and Unconditionally Guaranteed by

TELECOM ITALIA S.p.A.

No. •

CUSIP No. •

ISIN No. •

Common Code: •

TELECOM ITALIA CAPITAL, a company with limited liability (société anonyme) incorporated on September 27, 2000 for an unlimited duration under the laws of the Grand-Duchy of Luxembourg (herein called the “Issuer”, which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, on •, •, the aggregate unpaid principal amount shown on the schedule affixed hereto and made a part hereof as endorsed by the Trustee (as defined on the reverse hereof), which amount is on the date hereof $•. In addition, the Issuer promises to pay interest on said principal amount from September 28, 2005 or from the most recent Fixed Rate Notes Interest Payment Date to which interest has been paid or duly provided for, semi-annually in arrears on April 1 and October 1 in each year, commencing on April 1, 2006, at the rate of •% per annum until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Fixed Rate Notes Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be March 15 or September 15 (whether or not a Fixed Rate Notes Business Day), as the case may be, next preceding such Fixed Rate Notes Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

Principal paying agent:

JPMorgan Chase Bank, N.A.

4 New York Plaza, 15th Floor

New York, New York 10004

Luxembourg paying agent:

BNP Paribas

Securities Services, Luxembourg Branch

23 Avenue de la Porte Neuve

L-2083 Luxembourg

The Issuer shall pay Additional Amounts as provided in Section 1004 of the Indenture.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof and the Indenture, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof, directly or through an Authenticating Agent, by manual signature of an authorized signatory, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed manually or in facsimile.

Dated:

TELECOM ITALIA CAPITAL SOCIÉTÉ ANONYME

By:
Name:
Title:

CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

JPMORGAN CHASE BANK, N.A. As Trustee

By:
Authorized Officer

Annex B

Form of Reverse of Fixed Rate Security

This Security is one of a duly authorized issue of securities of the Issuer (the “Securities”), issued and to be issued in one or more series under an Indenture, dated as of October 6, 2004, among the Issuer, Telecom Italia S.p.A., a joint stock company established under the laws of the Republic of Italy (herein called the “Guarantor”, which term includes any successor Person under the Indenture referred to herein), and JPMorgan Chase Bank, N.A., as Trustee (the “Trustee”, which term includes any other successor trustee under the Indenture), as supplemented by the Second Supplemental Indenture, dated as of September 28, 2005, among the Issuer, the Guarantor and the Trustee (as so supplemented, the “Indenture”), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Issuer, the Guarantor, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof and shall not be limited in aggregate principal amount.

The Issuer may from time to time, without the consent of the Holders, create and issue further securities having the same terms and conditions as the Securities in all respects (or in all respects except for the issue date, the first payment of interest thereon and/or issue price), so that such further issue shall be consolidated and form a single series with the outstanding Securities or upon such terms as the Issuer may determine at the time of their issue.

The Securities of this series are subject to redemption upon not less than 30 nor more than 60 days’ notice by mail, at any time on or after April 1, 2007 as a whole or in part, at the election of the Issuer, at the greater of (x) 100% of their aggregate principal amount plus accrued but unpaid interest to (but excluding) the date fixed for such redemption or (y) a Fixed Rate Note Make-Whole Amount.

The Securities may be redeemed at the option of the Issuer or the Guarantor, in whole but not in part, upon not less than 30 nor more than 60 days’ notice given as provided in the Indenture, at any time at a Redemption Price equal to the principal amount thereof plus accrued interest to the date fixed for redemption if as a result of any change in or amendment to the laws or any regulations or rulings promulgated thereunder of the jurisdiction (or of any political subdivision or taxing authority thereof or therein) in which the Issuer or the Guarantor is incorporated (or in the case of a successor Person to the Issuer or the Guarantor, of the jurisdiction in which such successor Person is organized or any political subdivision or taxing authority thereof or therein) or any change in the official application or interpretation of such laws, regulations or rulings, or any change in the official application or interpretation of, or any execution of or amendment to, any treaty or treaties affecting taxation to which such jurisdiction or such political subdivision or taxing authority (or such other jurisdiction or political subdivision or taxing authority) is a party, which change, execution or amendment becomes effective on or after September 28, 2005 (or, in the case of a successor Person to the Issuer or the Guarantor, the date on which such successor Person became such pursuant to the applicable provisions of the Indenture) (i) the Issuer or the Guarantor (or such successor Person) is or would be required to pay Additional Amounts with respect to the Securities or the Guarantees, respectively, on the next succeeding Fixed Rate Notes Interest Payment Date as set forth below or in the Guarantee endorsed hereon or (ii) the Guarantor or any Subsidiary of the Guarantor is or would be required to deduct or withhold tax on any payment to the Issuer to enable the Issuer to make any payment of principal or interest in respect of the Securities and, in each case, the payment of such Additional Amounts in the case of (i) above or such deduction or withholding in the case of (ii) above cannot be avoided by the use of any reasonable measures available to the Issuer, the Guarantor or the Subsidiary.

The Securities may also be redeemed in whole but not in part upon not less than 30 nor more than 60 days’ notice given as provided in the Indenture at any time at a Redemption Price equal to the principal amount thereof plus accrued interest to the date fixed for redemption if the Person formed by a consolidation of the Issuer or the Guarantor or into which the Issuer or the Guarantor is merged or to which the Issuer or the Guarantor conveys, transfers or leases its properties and assets substantially as an entirety is required to pay a Holder additional amounts in respect of any tax, assessment or governmental charge imposed on any such Holder or required to be withheld or deducted from any payment to such Holder as a consequence of such consolidation, merger, conveyance, transfer or lease. However, the Securities may not be redeemed if the sole purpose of such a merger would be to permit such redemption.

Notice of redemption will be given by mail to Holders of Securities, not less than 30 nor more than 60 days prior to the date fixed for redemption, all as provided in the Indenture.

In the event of redemption of this Security in part only, a new Security or Securities of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Security upon compliance by the Issuer or the Guarantor with certain conditions set forth therein, which provisions apply to this Security.

If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

If any deduction or withholding for any present or future taxes or other governmental charges (including, for the avoidance of any doubt, any increase in the rate of the tax described in clause (6) below) of the Relevant Jurisdiction shall at any time be required by the Relevant Jurisdiction in respect of any amounts to be paid by the Issuer under the Securities, the Issuer will pay to the Holder of this Security, such additional amounts as may be necessary in order that the net amounts paid to such Holder of such Security shall be not less than the amounts specified in such Security to which such Holder is entitled; provided, however, that the Issuer shall not be required to make any payment of additional amounts for or on account of:

(1) any tax or other governmental charge which would not have been imposed but for the existence of any present or former connection between such Holder and the Relevant Jurisdiction (other than the mere holding of a Security and the receipt of payments thereon), including, without limitation, such Holder being or having been a citizen or resident thereof or being or having been present or engaged in trade or business therein or having or having had a permanent establishment therein;

(2) the application of European Directive 2003/48/EC of June 3, 2003, on the taxation of income from savings, as well as any equivalent measure adopted according to such directive;

(3) any tax or other governmental charge that would not have been imposed but for a failure to comply with any applicable certification, information, identification, documentation or other reporting requirements concerning the nationality, residence, identity or connection with the Relevant Jurisdiction if such compliance is required as a precondition to relief or exemption from such tax or other governmental charge (including without limitation a certification that such Holder is not resident in the Relevant Jurisdiction or an individual resident in a member state of the European Union);

(4) any tax or other governmental charge which would not have been imposed but for a change in law that becomes effective more than 30 days after a payment by the Issuer under the Securities becomes due and payable, or is duly provided for and notice thereof is duly published, whichever occurs later;

(5) any tax or other governmental charge required to be withheld by any Paying Agent from a payment on a Security, if such payment can be made without such deduction or withholding by any other Paying Agent;

(6) any tax or other governmental charge imposed pursuant to Italian Law No. 239 of April 1, 1996, as amended, on Holders not resident, for income tax purposes, in Italy and not resident, for income tax purposes, in the countries identified in the Decree of the Ministry of Finance of Italy of September 4, 1996, as amended or any superseding Decree replacing or modifying such list of countries; or

(7) any combination of items (1), (2), (3), (4), (5) and (6) above.

The foregoing provisions shall apply mutatis mutandis to any withholding or deduction for or on account of any present or future taxes or governmental charges of whatever nature of any jurisdiction in which any successor Person to the Issuer is organized, or any political subdivision or taxing authority thereof or therein. In addition, neither the Issuer nor the Guarantor shall have any obligation to pay Additional Amounts to a Holder that is a fiduciary or partnership or an entity that is not the sole beneficial owner of the payment of the principal or interest on a Security to the extent that the laws of the Relevant Jurisdiction require the payment to be included in the income of a beneficiary or settlor for tax purposes with respect to such fiduciary, a member of such partnership or the beneficial owner who would not have been entitled to the Additional Amounts had such beneficiary, settlor, member or beneficial owner been the Holder of such Security.

Upon request, the Issuer shall provide the Trustee with documentation (which may consist of certified copies of such documentation) satisfactory to the Trustee evidencing the payment of Luxembourg taxes with respect to payment on the Securities. Copies of such documentation shall be made available to the Owners of the Securities or the Paying Agent, as applicable, upon request therefor.

The Issuer shall pay all stamp and other duties, if any, and all documentary stamp or similar taxes, if any, which may be imposed by The Grand Duchy of Luxembourg, or any other governmental entity or political subdivision therein or thereof or any taxing authority of or in any of the foregoing, with respect to the Indenture, the initial issuance of this Security, any transfer of this Security or payment orders relating to this Security. The Issuer shall not assert or claim any exemption available to it in respect of any stamp or other duties, or documentary stamp or similar taxes, which it has agreed to pay under the preceding sentence, if, after the assertion or claiming of such exemption, Holders or Owners of this Security would be liable for such duty or tax.

All references in this Security to principal, premium or interest in respect of any Security shall be deemed to mean and include all Additional Amounts, if any, payable in respect of such principal, premium or interest, unless the context otherwise requires, and express mention of the payment of Additional Amounts in any provision hereof shall not be construed as excluding reference to Additional Amounts in those provisions hereof where such express mention is not made.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the Guarantor and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Issuer, the Guarantor and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Issuer or the Guarantor with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

As set forth in, and subject to, the provisions of the Indenture, no Holder of any Security of this series will have any right to institute any proceeding with respect to the Indenture, the Guarantee endorsed hereon, this Security or for any remedy thereunder, unless such Holder shall have previously given to the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in principal amount of the Outstanding Securities of this series shall have made written request, and offered reasonable indemnity, to the Trustee to institute such proceeding as trustee, and the Trustee shall not have received from the Holders of a majority in principal of the Outstanding Securities of this series a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days; provided, however, that such limitations do not apply to a suit instituted by the Holder hereof for the enforcement of payment of the principal (and premium, if any) or any interest on this Security on or after the respective due dates expressed herein.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed or to convert this security as provided in the Indenture.

The Securities of this series are issuable only in registered form without coupons in minimum denominations of $2,000 and any integral multiple of $1,000. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same. As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registerable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Issuer in any place where the principal of and any premium and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Security Registrar duly executed by, the Holder hereof or his, her or its attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

No service charge shall be made for any such registration of transfer or exchange, but the Issuer may require from the Holder hereof payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Issuer, the Guarantor, the Trustee and any agent of the Issuer, the Guarantor or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and none of the Issuer, the Guarantor, the Trustee nor any such agent shall be affected by notice to the contrary.

The Indenture and the Securities shall be governed by and construed in accordance with the laws of the State of New York. For the avoidance of doubt the provisions of Articles 86 to 94-8 of the Luxembourg law on commercial companies of August 10, 1915, as amended, are excluded.

All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

Annex C

Form of Face of Floating Rate Security

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS SECURITY IS A GLOBAL REGISTERED SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

TELECOM ITALIA CAPITAL

société anonyme

subscribed corporate capital of Euro 2,336,000 represented by

100,000 shares, nominal value of Euro 23.36 per share, all fully paid,

its Articles of Incorporation were published on October 13, 2000 in the Mémorial, Journal Officiel of the Grand Duchy of Luxembourg,

Recueil des Sociétés et Associations

287-289 Route d’Arlon, L-1150 Luxembourg

R.C.S. Luxembourg B-77.970

$[PRINCIPAL AMOUNT]

$• GUARANTEED SENIOR FLOATING RATE NOTES

DUE FEBRUARY 1, 2011

Payment of Principal, Premium, if any,

and Interest Fully and Unconditionally Guaranteed by

TELECOM ITALIA S.p.A.

No. •

CUSIP No. •

ISIN No. •

Common Code: •

TELECOM ITALIA CAPITAL, a company with limited liability (société anonyme) incorporated on September 27, 2000 for an unlimited duration under the laws of the Grand-Duchy of Luxembourg (herein called the “Issuer”, which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, on February 1, 2011, the aggregate unpaid principal amount shown on the schedule affixed hereto and made a part hereof as endorsed by the Trustee (as defined on the reverse hereof), which amount is on the date hereof $•. In addition, the Issuer promises to pay interest on said principal amount from September 28, 2005 or from the most recent Floating Rate Notes Interest Payment Date to which interest has been paid or duly provided for, quarterly in arrears on February 1, May 1, August 1 and November 1 in each year, commencing on November 1, 2005, at a rate per annum, which will be reset quarterly on the first day of each Floating Rate Notes Interest Period, of LIBOR plus 0.48%, as determined by the Calculation Agent, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Floating Rate Notes Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the 15th calendar day (whether or not a Floating Rate Notes Business Day), as the case may be, preceding such Floating Rate Notes Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

Principal paying agent:

JPMorgan Chase Bank, N.A.

4 New York Plaza, 15th Floor

New York, New York 10004

Luxembourg paying agent:

BNP Paribas

Securities Services, Luxembourg Branch

23 Avenue de la Porte Neuve

L-2083 Luxembourg

The Issuer shall pay Additional Amounts as provided in Section 1004 of the Indenture.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof and the Indenture, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof, directly or through an Authenticating Agent, by manual signature of an authorized signatory, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed manually or in facsimile.

Dated:

TELECOM ITALIA CAPITAL SOCIÉTÉ ANONYME

By:
Name:
Title:

CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

JPMORGAN CHASE BANK, N.A. As Trustee

By:
Authorized Officer

Annex D

Form of Reverse of Floating Rate Security

This Security is one of a duly authorized issue of securities of the Issuer (the “Securities”), issued and to be issued in one or more series under an Indenture, dated as of October 6, 2004, among the Issuer, Telecom Italia S.p.A., a joint stock company established under the laws of the Republic of Italy (herein called the “Guarantor”, which term includes any successor Person under the Indenture referred to herein), and JPMorgan Chase Bank, N.A., as Trustee (the “Trustee”, which term includes any other successor trustee under the Indenture), as supplemented by the Second Supplemental Indenture, dated as of September 28, 2005, among the Issuer, the Guarantor and the Trustee (as so supplemented, the “Indenture”), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Issuer, the Guarantor, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof and shall not be limited in aggregate principal amount.

The Issuer may from time to time, without the consent of the Holders, create and issue further securities having the same terms and conditions as the Securities in all respects (or in all respects except for the issue date, the first payment of interest thereon and/or issue price), so that such further issue shall be consolidated and form a single series with the outstanding Securities or upon such terms as the Issuer may determine at the time of their issue.

The Securities of this series are subject to redemption upon not less than 30 nor more than 60 days’ notice by mail, at any time on or after April 1, 2007 as a whole or in part, at the election of the Issuer, at the greater of (x) 100% of their aggregate principal amount plus accrued but unpaid interest to (but excluding) the date fixed for such redemption or (y) a Floating Rate Note Make-Whole Amount.

The Securities may be redeemed at the option of the Issuer or the Guarantor, in whole but not in part, upon not less than 30 nor more than 60 days’ notice given as provided in the Indenture, at any time at a Redemption Price equal to the principal amount thereof plus accrued interest to the date fixed for redemption if as a result of any change in or amendment to the laws or any regulations or rulings promulgated thereunder of the jurisdiction (or of any political subdivision or taxing authority thereof or therein) in which the Issuer or the Guarantor is incorporated (or in the case of a successor Person to the Issuer or the Guarantor, of the jurisdiction in which such successor Person is organized or any political subdivision or taxing authority thereof or therein) or any change in the official application or interpretation of such laws, regulations or rulings, or any change in the official application or interpretation of, or any execution of or amendment to, any treaty or treaties affecting taxation to which such jurisdiction or such political subdivision or taxing authority (or such other jurisdiction or political subdivision or taxing authority) is a party, which change, execution or amendment becomes effective on or after September 28, 2005 (or, in the case of a successor Person to the Issuer or the Guarantor, the date on which such successor Person became such pursuant to the applicable provisions of the Indenture) (i) the Issuer or the Guarantor (or such successor Person) is or would be required to pay Additional Amounts with respect to the Securities or the Guarantees, respectively, on the next succeeding Floating Rate Notes Interest Payment Date as set forth below or in the Guarantee endorsed hereon or (ii) the Guarantor or any Subsidiary of the Guarantor is or would be required to deduct or withhold tax on any payment to the Issuer to enable the Issuer to make any payment of principal or interest in respect of the Securities and, in each case, the payment of such Additional Amounts in the case of (i) above or such deduction or withholding in the case of (ii) above cannot be avoided by the use of any reasonable measures available to the Issuer, the Guarantor or the Subsidiary.

The Securities may also be redeemed in whole but not in part upon not less than 30 nor more than 60 days’ notice given as provided in the Indenture at any time at a Redemption Price equal to the principal amount thereof plus accrued interest to the date fixed for redemption if the Person formed by a consolidation of the Issuer or the Guarantor or into which the Issuer or the Guarantor is merged or to which the Issuer or the Guarantor conveys, transfers or leases its properties and assets substantially as an entirety is required to pay a Holder additional amounts in respect of any tax, assessment or governmental charge imposed on any such Holder or required to be withheld or deducted from any payment to such Holder as a consequence of such consolidation, merger, conveyance, transfer or lease. However, the Securities may not be redeemed if the sole purpose of such a merger would be to permit such redemption.

Notice of redemption will be given by mail to Holders of Securities, not less than 30 nor more than 60 days prior to the date fixed for redemption, all as provided in the Indenture.

In the event of redemption of this Security in part only, a new Security or Securities of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Security upon compliance by the Issuer or the Guarantor with certain conditions set forth therein, which provisions apply to this Security.

If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

If any deduction or withholding for any present or future taxes or other governmental charges (including, for the avoidance of any doubt, any increase in the rate of the tax described in clause (6) below) of the Relevant Jurisdiction shall at any time be required by the Relevant Jurisdiction in respect of any amounts to be paid by the Issuer under the Securities, the Issuer will pay to the Holder of this Security, such additional amounts as may be necessary in order that the net amounts paid to such Holder of such Security shall be not less than the amounts specified in such Security to which such Holder is entitled; provided, however, that the Issuer shall not be required to make any payment of additional amounts for or on account of:

(1) any tax or other governmental charge which would not have been imposed but for the existence of any present or former connection between such Holder and the Relevant Jurisdiction (other than the mere holding of a Security and the receipt of payments thereon), including, without limitation, such Holder being or having been a citizen or resident thereof or being or having been present or engaged in trade or business therein or having or having had a permanent establishment therein;

(2) the application of European Directive 2003/48/EC of June 3, 2003, on the taxation of income from savings, as well as any equivalent measure adopted according to such directive;

(3) any tax or other governmental charge that would not have been imposed but for a failure to comply with any applicable certification, information, identification, documentation or other reporting requirements concerning the nationality, residence, identity or connection with the Relevant Jurisdiction if such compliance is required as a precondition to relief or exemption from such tax or other governmental charge (including without limitation a certification that such Holder is not resident in the Relevant Jurisdiction or an individual resident in a member state of the European Union);

(4) any tax or other governmental charge which would not have been imposed but for a change in law that becomes effective more than 30 days after a payment by the Issuer under the Securities becomes due and payable, or is duly provided for and notice thereof is duly published, whichever occurs later;

(5) any tax or other governmental charge required to be withheld by any Paying Agent from a payment on a Security, if such payment can be made without such deduction or withholding by any other Paying Agent;

(6) any tax or other governmental charge imposed pursuant to Italian Law No. 239 of April 1, 1996, as amended, on Holders not resident, for income tax purposes, in Italy and not resident, for income tax purposes, in the countries identified in the Decree of the Ministry of Finance of Italy of September 4, 1996, as amended or any superseding Decree replacing or modifying such list of countries; or

(7) any combination of items (1), (2), (3), (4), (5) and (6) above.

The foregoing provisions shall apply mutatis mutandis to any withholding or deduction for or on account of any present or future taxes or governmental charges of whatever nature of any jurisdiction in which any successor Person to the Issuer is organized, or any political subdivision or taxing authority thereof or therein. In addition, neither the Issuer nor the Guarantor shall have any obligation to pay Additional Amounts to a Holder that is a fiduciary or partnership or an entity that is not the sole beneficial owner of the payment of the principal or interest on a Security to the extent that the laws of the Relevant Jurisdiction require the payment to be included in the income of a beneficiary or settlor for tax purposes with respect to such fiduciary, a member of such partnership or the beneficial owner who would not have been entitled to the Additional Amounts had such beneficiary, settlor, member or beneficial owner been the Holder of such Security.

Upon request, the Issuer shall provide the Trustee with documentation (which may consist of certified copies of such documentation) satisfactory to the Trustee evidencing the payment of Luxembourg taxes with respect to payment on the Securities. Copies of such documentation shall be made available to the Owners of the Securities or the Paying Agent, as applicable, upon request therefor.

The Issuer shall pay all stamp and other duties, if any, and all documentary stamp or similar taxes, if any, which may be imposed by The Grand Duchy of Luxembourg, or any other governmental entity or political subdivision therein or thereof or any taxing authority of or in any of the foregoing, with respect to the Indenture, the initial issuance of this Security, any transfer of this Security or payment orders relating to this Security. The Issuer shall not assert or claim any exemption available to it in respect of any stamp or other duties, or documentary stamp or similar taxes, which it has agreed to pay under the preceding sentence, if, after the assertion or claiming of such exemption, Holders or Owners of this Security would be liable for such duty or tax.

All references in this Security to principal, premium or interest in respect of any Security shall be deemed to mean and include all Additional Amounts, if any, payable in respect of such principal, premium or interest, unless the context otherwise requires, and express mention of the payment of Additional Amounts in any provision hereof shall not be construed as excluding reference to Additional Amounts in those provisions hereof where such express mention is not made.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the Guarantor and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Issuer, the Guarantor and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Issuer or the Guarantor with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

As set forth in, and subject to, the provisions of the Indenture, no Holder of any Security of this series will have any right to institute any proceeding with respect to the Indenture, the Guarantee endorsed hereon, this Security or for any remedy thereunder, unless such Holder shall have previously given to the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in principal amount of the Outstanding Securities of this series shall have made written request, and offered reasonable indemnity, to the Trustee to institute such proceeding as trustee, and the Trustee shall not have received from the Holders of a majority in principal of the Outstanding Securities of this series a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days; provided, however, that such limitations do not apply to a suit instituted by the Holder hereof for the enforcement of payment of the principal (and premium, if any) or any interest on this Security on or after the respective due dates expressed herein.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed or to convert this security as provided in the Indenture.

The Securities of this series are issuable only in registered form without coupons in minimum denominations of $2,000 and any integral multiple of $1,000. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same. As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registerable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Issuer in any place where the principal of and any premium and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Security Registrar duly executed by, the Holder hereof or his, her or its attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

No service charge shall be made for any such registration of transfer or exchange, but the Issuer may require from the Holder hereof payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Issuer, the Guarantor, the Trustee and any agent of the Issuer, the Guarantor or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and none of the Issuer, the Guarantor, the Trustee nor any such agent shall be affected by notice to the contrary.

The Indenture and the Securities shall be governed by and construed in accordance with the laws of the State of New York. For the avoidance of doubt the provisions of Articles 86 to 94-8 of the Luxembourg law on commercial companies of August 10, 1915, as amended, are excluded.

All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

Annex E

Form of Guarantee

GUARANTEE

For value received, Telecom Italia S.p.A., a joint stock company established under the laws of the Republic of Italy, having its registered office at Piazza degli Affari 2, 20123 Milan, Italy (herein called the “Guarantor”, which term includes any successor Person under the Indenture referred to in the Security upon which this Guarantee is endorsed), hereby fully, unconditionally and irrevocably guarantees to the Holder of the Security upon which this Guarantee is granted and to the Trustee, in its individual and trust capacities, and on behalf of each such Holder the due and punctual payment of the principal of, premium, if any, and interest on such Security (and, if applicable, any Additional Amounts) the due and punctual payment of the sinking fund or analogous payments referred to therein, if any, when and as the same shall become due and payable, whether at the Stated Maturity, by declaration of acceleration, call for redemption or otherwise, according to the terms thereof and of the Indenture referred to therein and the other monetary obligations of the Issuer to the Trustee pursuant to Section 607. In case of the failure of Telecom Italia Capital (the “Issuer”, which term includes any successor Person under such Indenture), punctually to make any such payment of principal, premium, if any, or interest or any sinking fund or analogous payment, the Guarantor hereby agrees to cause any such payment to be made punctually when and as the same shall become due and payable, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise, and as if such payment were made by the Issuer.

The Guarantor hereby further agrees, subject to the limitations and exceptions set forth below, that if any deduction or withholding for any present or future taxes or other governmental charges (including, for the avoidance of any doubt, any increase in the rate of the tax described in clause (f) below) of the Relevant Jurisdiction shall at any time be required by the Relevant Jurisdiction in respect of any amounts to be paid by the Guarantor under this Guarantee, then the Guarantor will pay to the Holder of a Security as additional interest such additional amounts as may be necessary in order that the net amounts paid to the Holder of such Security shall be not less than the amounts specified in such Security to which such Holder is entitled; provided, however, that the Guarantor shall not be required to make any payment of additional amounts for or on account of:

(a) any tax or other governmental charge which would not have been imposed but for the existence of any present or former connection between such Holder and the Relevant Jurisdiction (other than the mere holding of a Security and the receipt of payments thereon), including, without limitation, such Holder being or having been a citizen or resident thereof or being or having been present or engaged in trade or business therein or having or having had a permanent establishment therein;

(b) the application of European Directive 2003/48/EC of June 3, 2003, on the taxation of income from savings, as well as any equivalent measure adopted according to such directive;

(c) any tax or other governmental charge that would not have been imposed but for a failure to comply with any applicable certification, information, identification, documentation or other reporting requirements concerning the nationality, residence, identity or connection with the Relevant Jurisdiction if such compliance is required as a precondition to relief or exemption from such tax or other governmental charge (including without limitation a certification that such Holder is not resident in the Relevant Jurisdiction or an individual resident in a member state of the European Union);

(d) any tax or other governmental charge which would not have been imposed but for a change in law that becomes effective more than 30 days after a payment by the Guarantor under this Guarantee becomes due and payable, or is duly provided for and notice thereof is duly published, whichever occurs later;

(e) any tax or other governmental charge required to be withheld by any Paying Agent from a payment on a Security, if such payment can be made without such deduction or withholding by any other Paying Agent;

(f) any tax or other governmental charge imposed pursuant to Italian Law No. 239 of April 1, 1996, as amended, on Holders not resident, for income tax purposes, in Italy and not resident, for income tax purposes, in the countries identified in Decree of the Ministry of Finance of Italy of September 4, 1996, as amended, or any superseding Decree replacing or modifying such list of countries; or

(g) any combination of items (a), (b), (c), (d), (e) and (f) above.

The foregoing provisions shall apply mutatis mutandis to any withholding or deduction for or on account of any present or future taxes or governmental charges of whatever nature of any jurisdiction in which any successor Person to the Guarantor is organized, or any political subdivision or taxing authority thereof or therein. In addition, neither the Issuer nor the Guarantor shall have any obligation to pay Additional Amounts to a Holder that is a fiduciary or partnership or an entity that is not the sole beneficial owner of the payment of the principal or interest on a Security to the extent that the laws of the Relevant Jurisdiction require the payment to be included in the income of a beneficiary or settlor for tax purposes with respect to such fiduciary, a member of such partnership or the beneficial owner who would not have been entitled to the Additional Amounts had such beneficiary, settlor, member or beneficial owner been the Holder of such Security.

The Guarantor hereby agrees that its obligations hereunder shall be as if it were principal debtor and not merely surety, and shall be absolute, full and unconditional, irrespective of, and shall be unaffected by, any invalidity, irregularity or unenforceability of such Security or such Indenture, any failure to enforce the provisions of such Security or such Indenture, or any waiver, modification or indulgence granted to the Issuer with respect thereto, by the Holder of such Security or the Trustee or any other circumstance which may otherwise constitute a legal or equitable discharge of a surety or guarantor; provided, however, that, notwithstanding the foregoing, no such waiver, modification or indulgence shall, without the consent of the Guarantor, increase the principal amount of such Security, or increase the interest rate thereon, or increase any premium payable upon redemption thereof, or alter the Stated Maturity thereof or, increase the principal amounts of any Original Issue Discount Security that would be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 502. The Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of merger or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer, protest or notice with respect to such Security or the indebtedness evidenced thereby or with respect to any sinking fund or analogous payment required under such Security and all demands whatsoever, and covenants that this Guarantee will not be discharged except by payment in full of the principal of, premium, if any, and interest on such Security.

This Guarantee (i) is a direct, unconditional, unsubordinated and unsecured obligation of the Guarantor and (ii) ranks at least pari passu in right of payment with all other senior unsecured and unsubordinated obligations of the Guarantor now or hereafter outstanding (other than obligations preferred by applicable law) and senior in priority of payment and in all other respects to all other obligations of the Guarantor that are designated as subordinate or junior in right of payment to this Guarantee.

The Guarantor shall be subrogated to all rights of the Holder of such Security and the Trustee against the Issuer in respect of any amounts paid to such Holder by the Guarantor pursuant to the provisions of this Guarantee; provided, however, that the Guarantor shall not be entitled to enforce, or to receive any payments arising out of or based upon such right of subrogation until the principal of, premium, if any, and interest on all outstanding Securities of the same series issued under such Indenture shall have been paid in full.

No reference herein to such Indenture and no provision of this Guarantee or of such Indenture shall alter or impair the guarantee of the Guarantor, which is absolute and unconditional, of the due and punctual payment of the principal of, premium, if any, and interest on, and any sinking fund or analogous payments with respect to, the Security upon which this Guarantee is endorsed.

The obligations of the Guarantor under this Guarantee shall, without any further act or thing being required to be done or to occur, extend to the obligations of any successor Person who is not the Guarantor arising in respect of the Securities by virtue of a substitution pursuant to the Indenture.

This Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication of such Security shall have been manually executed by or on behalf of the Trustee under such Indenture.

All terms used in this Guarantee which are defined in such Indenture shall have the meanings assigned to them in such Indenture.

The Guarantee shall be governed by and construed in accordance with the laws of the State of New York.

Claims against the Issuer and the Guarantor for payment of principal in respect of the Indenture shall be prescribed unless made within ten years from the date of payment of the relevant series of securities.

Executed and dated the date on the face hereof.

TELECOM ITALIA S.p.A.

By:
Name:
Title:

Annex F

Schedule of Aggregate Unpaid Principal Amount

The initial principal amount of this Security shall be $[include amount up to 500,000,000]. The following decreases/increases in the principal amount of this Security have been made:

Date of Decrease/ Increase	Decrease in Principal Amount	Increase in Principal Amount	Total Principal Amount Following such Decrease/Increase	Notation Made by or on Behalf of Trustee

F-1